UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 2, 2024
Date of Report (Date of earliest event reported)
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Redwire Corporation
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39733 (Commission File Number)	98-1550429 (I.R.S. Employer Identification Number)
8226 Philips Highway, Suite 101 Jacksonville, Florida 32256
(Address of principal executive offices and zip code)
(650) 701-7722
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDW	New York Stock Exchange
Warrants, each to purchase one share of Common Stock	RDW WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements or Certain Officers.
Effective as of January 2, 2024, the board of directors ("Board") of Redwire Corporation (the "Company") increased the size of the Board to nine (9) directors and appointed Joanne Isham to fill the vacancy on the Board resulting from the increased Board size. She will serve as a Class I director with a term of office expiring at the Company's 2025 Annual Meeting of Stockholders. Ms. Isham will be paid in accordance with the Company’s non-employee director compensation policy. In connection with Ms. Isham's appointment to the Board, the Company and Ms. Isham entered into the Company's form of Director and Officer Indemnification Agreement, a copy of which has been filed as Exhibit 10.4 to the Company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 10, 2021. The Company is not aware of any related transactions or relationships between Ms. Isham and the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2024

Redwire Corporation

By:	/s/ Jonathan Baliff
Name:	Jonathan Baliff
Title:	Chief Financial Officer and Director